                           SIRROM CAPITAL CORPORATION
                          500 Church Street, Suite 200
                           Nashville, Tennessee 37219

             SUPPLEMENTAL NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON AUGUST 14, 1996

To the Shareholders:

     As a shareholder of Sirrom Capital Corporation ("Sirrom" or the "Company"), you are hereby given notice of and invited to attend in person or by proxy a Special Meeting of Shareholders of the Company to be held at The Hermitage Suite Hotel, 231 6th Avenue, Nashville, Tennessee, on Wednesday, August 14, 1996, at 10:00 a.m., for the following purposes:

      1. To consider and vote upon a proposal to approve and adopt the Acquisition Agreement dated as of May 16, 1996 (the "Acquisition Agreement"), among Sirrom, Sirrom Capital Acquisition Corporation ("Sirrom Sub"), Sirrom, Ltd. ("Sirrom Ltd."), the sole limited partner of Harris, Williams & Co., L.P. ("Harris Williams") and Harris Williams & Co., the general partner of Harris Williams ("HW Corp."), pursuant to which Sirrom will acquire 100% of the partnership interests of Harris Williams through (i) the purchase of Sirrom Ltd.'s 19% limited partnership interest in Harris Williams (the "Purchase") in exchange for 180,500 shares of Sirrom Common Stock (the "LP Shares"), subject to adjustment in the event the Average Sirrom Stock Price is below $21 or above $26; and (ii) the merger of Sirrom Sub with and into HW Corp. (the "Merger") whereby each outstanding share of HW Corp. Common Stock will be converted into the right to receive 7,079.442 shares of Sirrom Common Stock or an aggregate of 769,500 shares of Sirrom Common Stock (the "GP Shares"), subject to such adjustment. The proposed Purchase and Merger are referred to herein collectively as the "Transactions."

      2. To consider and vote upon a proposal to approve and adopt the Company's Amended and Restated Charter (the "Amended and Restated Charter").

      3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     This supplemental notice adds as an additional matter for shareholder vote at the Special Meeting approval of an amendment and restatement of Sirrom's charter to remove certain restrictive provisions and to broaden the Company's purposes. Approval of the Charter amendment and restatement requires that the votes cast in favor of the proposal exceed the votes cast against the proposal. Approval of the Acquisition Agreement requires the approval of a majority of the shares of Sirrom Common Stock present and entitled to vote at the Special Meeting. The Board of Directors of the Company has fixed the close of business on June 24, 1996, as the record date (the "Record Date") for the determination of shareholders entitled to notice of, and to vote at, the meeting and any adjournment thereof. Only shareholders of record at the close of business on the Record Date are entitled to notice of and to vote at such meeting. A list of such shareholders will be available for examination at the offices of Sirrom located at 500 Church Street, Suite 200, Nashville, Tennessee 37219, at least ten days prior to the Special Meeting.

     A proxy and a supplement to the Proxy Statement containing more detailed information with respect to the Amended and Restated Charter accompany this notice.

     Shareholders are urged not to submit the white proxy sent with the July 17, 1996 Proxy Statement but rather to submit the green proxy accompanying this notice, which will permit Shareholders to vote on both proposals at the meeting. Shareholders who have already submitted a white proxy should nonetheless submit a green proxy in order to vote on both matters. In the event that a later-dated proxy is voted contrary to an early dated proxy, the later dated proxy will control.

     Shareholders have previously received a Proxy Statement dated July 17, 1996 which contains information concerning the proposal for approval of the Acquisition Agreement. Except as amended by this Supplement, the information contained therein remains effective as of the date of this Supplement.


                                 BY ORDER OF THE BOARD OF DIRECTORS,


                                 Maria-Lisa Caldwell
                                 Secretary

July 29, 1996





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                              SUPPLEMENT NO. 1

                           SIRROM CAPITAL CORPORATION

                                PROXY STATEMENT
                      FOR SPECIAL MEETING OF SHAREHOLDERS

                           TO BE HELD AUGUST 14, 1996


     This Supplement No. 1 to the Proxy Statement (the "Supplement") is furnished in connection with the solicitation of proxies by the Board of Directors of Sirrom Capital Corporation ("Sirrom" or the "Company") for use at the Company's Special Meeting of Shareholders (the "Special Meeting") to be held August 14, 1996, at The Hermitage Suite Hotel, 231 6th Avenue, Nashville, TN at 10:00 a.m.

     This Supplement provides information concerning a proposal by the Board of Directors to amend and restate the Company's Charter. Approval of the proposal to amend and restate the Company's Charter (the "Amended and Restated Charter") requires that the votes cast in favor of the proposal exceed the votes cast opposing it.


                      AMENDMENT AND RESTATEMENT OF CHARTER

     The Company's Board of Directors has determined to add, as an additional matter for shareholder action at the Special Meeting, the approval of an amendment and restatement of the Company's Charter. The amendment and restatement is being made in connection with a corporate reorganization whereby the Company would conduct its small business investment company ("SBIC") lending activities, which are funded in part by borrowings from the Small Business Administration ("SBA"), through a wholly-owned subsidiary. The Company would continue to make small business loans which will not be subject to SBA requirements and which will not be funded by SBA borrowings but by other funding sources. The maximum amount which may be borrowed from the SBA is $90 million, and as of the date of this Supplement, the Company had borrowed $83.3 million from the SBA. The Company has recently received approximately $59.2 million in proceeds from a public offering of its common stock, and has received a commitment letter from a financial institution for an additional $100 million in debt financing, which together with the public offering proceeds, is anticipated to be sufficient to fund the growth in the Company's loan portfolio through the end of 1997.

      Certain provisions currently in the Company's Charter, which are required for licensure as an SBIC, give the SBA the authority to approve the Company's officers and directors, and in the event of certain defaults in SBA loans, to require the Company to replace one or more of the Company's directors, up to a majority of such directors, with directors approved by the SBA, and to appoint the SBA as receiver to continue to operate the Company's business. The Company's Charter also states that the purposes for which the Company is organized is to be a licensed SBIC. The new wholly-owned subsidiary which will conduct the Company's SBIC operations will have provisions in its charter substantially identical to these provisions, and they are inappropriate in the Company's Charter and are proposed to be deleted. The Company's corporate purpose is proposed to be amended to reflect its business going forward, including the operations to be conducted through the SBIC subsidiary and, assuming shareholder approval of the Harris Williams acquisition, Harris Williams. The Company anticipates that in order to take advantage of the availability of higher interest rate limits on its small business loans, it will become licensed as a Tennessee industrial loan and thrift company and/or a Tennessee business and industrial development company. A Tennessee business and industrial development Company is required to obtain prior approval of the Tennessee Department of Financial Institutions, prior to among other things, merger with or acquisition of control by a third party, and before taking certain other actions, and is generally subject to examination and regulation by the Tennessee Department of Financial Institutions. The Company does not believe such supervision and regulation would be materially more burdensome than that to which it will remain subject as a business development company registered with the Securities and Exchange Commission.

     In connection with the corporate reorganization of Sirrom, the Board of Directors of the Company believes that the best interests of the Company and its shareholders will be served by amending and restating the Company's Charter to reflect the changes in the Company's structure and broader business purpose. On July 26, 1996, the Board of Directors adopted resolutions approving and recommending that the shareholders approve the Amended and Restated Charter of the Company.

     AMENDED AND RESTATED CHARTER. The Amended and Restated Charter of the Company will differ from the current Charter of the Company as follows:

1.          Article 9 currently states:

            9. The purposes for which the corporation is organized are: (i) to be a corporation licensed by the United States Small Business Administration ("SBA") as a small business investment company and (ii) to do all things which the Board of Directors determines to be necessary or appropriate in connection or associated therewith.

     Article 9 shall be deleted in its entirety and replaced by the following:

            9. The purpose of the corporation is to provide assistance to small business, directly or indirectly through subsidiaries, including making loans and other investments in small and medium sized businesses, purchasing such loans and investments, providing financial advisory and/or merger and acquisition advisory services with respect to such businesses, investing in equity securities of such businesses, being licensed under applicable provisions of Tennessee law (including Chapter 5 and/or Chapter 8 of
                  Title 45) and engaging in any other lawful business which the Board of Directors determines to be necessary or appropriate in connection or associated therewith.

2.         Articles 10 and 11 currently state:

          10. No person shall serve as an officer or director of the corporation without the prior approval of the SBA; and

          11.     Upon the occurrence of any of the events specified in 13
                  CFR 107.261(c) (1) through (6) or 107.261(d) (1) through (3)
                  as determined by the SBA, the SBA shall have the right, and the Corporation consents to the SBA's exercise of the following rights:

                       (i) Upon the written notice, to require the corporation
                  to replace, with individuals approved by the SBA, one or more of the corporation's officers and/or such number of directors of the corporation's board of directors as is sufficient to constitute a majority of such board; or

                       (ii) to obtain the appointment of the SBA or its
                  designee as receiver of the corporation pursuant to Section 311(c) of the Small Business Investment Act of 1958, as amended (the "Act"), for the purpose of continuing to operate the Corporation. The appointment of a receiver to liquidate the corporation shall not be within such consent, but shall instead be governed by the relevant provisions of the Act.

     Articles 10 and 11 shall be deleted in their entireties. There are no other substantive amendments in the Amended and Restated Charter.

     PROXY INFORMATION: VOTE REQUIRED

     The record date for the Special Meeting remains June 24, 1996. All shareholders of record have previously received the Company's Proxy Statement dated July 17, 1996 which, except as supplemented herein, remains in effect, and the defined terms therein, unless separately defined in this Supplement, have the same meaning herein.

     Enclosed with this Supplement is a new proxy card which provides an opportunity for shareholders to vote both on the Transactions contemplated in the Acquisition Agreement and on the amendment and restatement of the Company's Charter. SHAREHOLDERS ARE URGED TO COMPLETE AND SIGN THE ENCLOSED GREEN PROXY CARD, EVEN IF THEY HAVE PREVIOUSLY SUBMITTED THE WHITE PROXY CARD ENCLOSED WITH THE JULY 17, 1996 PROXY STATEMENT, IN ORDER TO VOTE ON THE CHARTER AMENDMENT. If a green proxy card is signed without indicating any voting instructions, shares of Sirrom Common Stock represented by the proxy will be voted for approval of the Transactions contemplated in the Acquisition Agreement and for the Amended and

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Restated Charter.  If a shareholder submits both a green and a white proxy card with contrary voting instructions, the later dated proxy will be controlling if otherwise valid. Shareholders who submit either card will be considered present at the meeting for purposes of determining if a quorum is present. The approval of the Amended and Restated Charter requires that more votes be cast in favor of the Amended and Restated Charter than are cast against it.

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                                                                    APPENDIX A

                             AMENDED AND RESTATED
                                    CHARTER
                                       OF
                           SIRROM CAPITAL CORPORATION


     The undersigned corporation hereby amends and restates its charter pursuant to T.C.A. Section 48-20-107, and states as follows:

1.   The name of the corporation is Sirrom Capital Corporation.

2.   The text of the amended and restated charter is as follows:

     1.  The name of the corporation is Sirrom Capital Corporation.

     2.  The corporation is for profit.

     3.  The street address of the corporation's principal office is:

                        500 Church Street, Suite 200
                        Nashville, Tennessee 37219
                        County of Davidson

     4. (a) The name of the corporation's initial registered agent is Maria-Lisa Caldwell.

        (b) The street address of the corporation's initial registered office in Tennessee is:

                        500 Church Street, Suite 200
                        Nashville, Tennessee 37219
                        County of Davidson

     5.  The name and address of the incorporator is:

                       Maria-Lisa Caldwell, Esq.
                       Caldwell & Caldwell, P.C.
                       500 Church Street, Suite 200
                       Nashville, Tennessee 37219

      6. The number of shares of stock the corporation is authorized to issue is fifty million (50,000,000) shares of common stock, no par value.

      7.  The shareholders of the corporation shall not have preemptive rights.

      8.  To the fullest extent permitted by the Tennessee
          Business Corporation Act as in effect on the date hereof and as hereafter amended from time to time, a director of the corporation shall not be liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director. If the Tennessee Business Corporation Act or any successor statute is amended after adoption of this provision to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Tennessee Business Corporation Act, as so amended from time to time. Any repeal or modification of this Paragraph 8 by the shareholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or with respect to events occurring prior to such time.

     9. The purpose of the corporation is to provide assistance to small business directly or indirectly through subsidiaries, including making loans or other investments in small and medium sized businesses, purchasing such loans and investments, providing financial advisory and/or merger and acquisition advisory services with respect to such businesses, investing in equity securities of such businesses, being licensed under applicable provisions of Tennessee law (including Chapter 5 and/or Chapter 8 of Title 45) and to engage in any other lawful business which the Board of Directors determines to be necessary or appropriate in connection or associated therewith.

3. The amended and restated charter was duly adopted by the Board of Directors on July 12, 1996 and by the shareholders on August ___, 1996.




Dated: ______________                    SIRROM CAPITAL CORPORATION



                                         By:
                                            ------------------------------
                                            Maria-Lisa Caldwell, Secretary





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                                     PROXY

                           SIRROM CAPITAL CORPORATION


    THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF SHAREHOLDERS OF SIRROM CAPITAL CORPORATION (THE "COMPANY") TO BE HELD ON AUGUST 14, 1996.



    The undersigned hereby appoints George M. Miller, II, and Carl W. Stratton, and each of them, as proxies, with full power of substitution, to vote all shares of the undersigned as shown below on this proxy at the Special Meeting of Shareholders of the Company to be held at The Hermitage Suite Hotel, 231 6th Avenue, Nashville, Tennessee, on Wednesday, August 14, 1996, at 10:00 a.m., local time, and any adjournment thereof.



(1)  Approval of the Acquisition Agreement and the Transactions contemplated therein.
                              / / FOR             / / AGAINST             / / ABSTAIN
(2)  Approval of the Amended and Restated Charter of the Company.
                              / / FOR             / / AGAINST             / / ABSTAIN
(3)  In their discretion on any matter that may properly come before said meeting or any adjournment thereof.



    Your shares will be voted in accordance with your instructions. If no choice is specified, shares will be voted FOR the approval of the Acquisition Agreement and the Transactions contemplated therein.


                                                 PLEASE SIGN HERE AND RETURN
                                                 PROMPTLY

                                                 -------------------------------

                                                 -------------------------------

                                                 Date:                  , 1996
                                                      ------------------

                                                 Please sign exactly as your
                                                 name appears on your stock
                                                 certificate. If registered in
                                                 the names of two or more
                                                 persons, each should sign.
                                                 Executors, administrators,
                                                 trustees, guardians, attorneys,
                                                 and corporate officers should
                                                 show their full titles.

          ------------------------------------------------------------
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